UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2011

Commonwealth Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	000-17377	54-1460991
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

403 Boush Street, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code:   (757) 446-6900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 18, 2011, Commonwealth Bankshares, Inc. (the “Company”) received a letter (the “Notification Letter”) from The NASDAQ Stock Market (“NASDAQ”) notifying the Company that it no longer meets NASDAQ’s continued listing requirement under Listing Rule 5450(b)(1)(A) (the “Listing Rules”).  The Notification Letter states that the Company’s stockholders’ equity was below the minimum of $10,000,000 and that the Company is therefore not in compliance with the Listing Rules.

The Notification Letter has no effect at this time on the listing of the Company’s common stock on the NASDAQ Global Select Market and the Company’s common stock will continue to trade on the NASDAQ Global Select Market under the symbol “CWBS.”

The Notification Letter states that the Company has 45 calendar days, or until October 3, 2011, to submit a plan to regain compliance with the Listing Rules.  If the plan is accepted, NASDAQ can grant an extension of up to 180 calendar days from the date of this letter to evidence compliance.

The Company may, however, consider applying for a transfer to the NASDAQ Capital Market, provided it satisfies the requirements for continued listing on that market.

The Company intends to actively address its capital needs and level of its stockholders’ equity and will consider available options to resolve the deficiency and regain compliance with the Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commonwealth Bankshares, Inc.

Date: August 22, 2011	By:	/s/ Cynthia A. Sabol
	Name:	Cynthia A. Sabol
	Title:	Executive Vice President and
Chief Financial Officer